As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOLLAR TREE STORES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1387365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 VOLVO PARKWAY

CHESAPEAKE, VIRGINIA 23320

(Address of registrant’s principal executive offices)

DOLLAR TREE STORES, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

with a copy to:

KENT A. KLEEBERGER DOLLAR TREE STORES, INC. 500 VOLVO PARKWAY CHESAPEAKE, VA 23320 (757) 321-5000 (Name, address and telephone number of agent for service)	WILLIAM A. OLD, JR. JOHN S. MITCHELL, JR. WILLIAMS MULLEN HOFHEIMER NUSBAUM 999 WATERSIDE DRIVE, SUITE 1700 NORFOLK, VIRGINIA 23510 (757) 622-3366

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock (par value $.01)	1,000,000 (2)	$23.79(3)	$23,790,000	$2,800.09 (3)

(1)	Also includes such indeterminate number of additional shares which may be offered and issued to prevent dilution arising from stock splits, stock dividends, recapitalizations or similar transactions pursuant to the Plan.

(2)	Represents shares offered or to be offered under the Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan approved by Dollar Tree Stores, Inc. Compensation Committee of the Board of Directors on March 10, 2005 and by its shareholders on June 16, 2005.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the reported high and low sales prices for a share of Common Stock on June 23, 2005 as reported on the Nasdaq National Market.

This Registration Statement includes a Total of 9 Pages.

Exhibit Index on Page 9.

EXPLANATORY NOTES

(1)	The Company hereby files this Registration Statement on Form S-8 with the Commission to register 1,000,000 shares of Common Stock, $.01 par value, offered or to be offered to participants under the 2005 Employee Stock Purchase Plan (“Plan”) from time to time at prices determined in accordance with the Plan. This Registration Statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Under the terms of the Plan, shares of commons stock formerly available for issuance (“Old Plan Shares”) under the Dollar Tree Stores, Inc. Employee Stock Purchase Plan, as amended (which has been terminated) have become available for issuance under the Plan. The Old Plan Shares were previously registered on the Company’s Registration Statement on Form S-8, Registration No. 33-92814, as amended. Such Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “1934 Act”), (Commission 1934 Act File No. 0-25464) are incorporated by reference herein:

(1) The Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005.

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005.

(3) The Registrant’s Current Report on Form 8-K filed on June 21, 2005.

(4) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

(5) The description of the Registrant’s Common Stock contained in the Registrant’s 1934 Act registration statement on Form 8-A dated March 6, 1995, filed with the Commission pursuant to Section 12 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable, see Item 3(5) above.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required by this item is hereby incorporated herein by this reference to the Company’s Registration Statement on Form S-1 (Registration No. 33-88502), as amended, initially filed with the Commission on January 13, 1995.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

NUMBER	DESCRIPTION

*4.1	Third Restated Articles of Incorporation, as amended (See to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1996, which is incorporated herein by this reference).

*4.2	Second Restated Bylaws of the Company (Exhibit 3.2 to the Company’s Registration Statement on Form S-1, No. 33-88502, as amended, initially filed with the Commission on January 13, 1995 (1995 Registration Statement), which is incorporated herein by this reference).

*4.3	Form of Common Stock Certificate (See Exhibit 4.5 to the Company’s 1995 Registration Statement, which is incorporated herein by this reference).

*4.4	Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan (See Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 21, 2005, which is incorporated herein by this reference).

**5.1	Opinion of Williams Mullen Hofheimer Nusbaum, regarding legality of shares being issued (filed herewith)

**23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

**23.2	Consent of Counsel (See Exhibit 5.1).

**24.1	Power of Attorney (See Signature Page).

*	Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**	Filed herewith

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

(2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 30th day of June, 2005.

DOLLAR TREE STORES, INC.

By	/s/ Bob Sasser
Bob Sasser President and Chief Executive Officer

DOLLAR TREE STORES, INC.

By	/s/ Kent A. Kleeberger
Kent A. Kleeberger Chief Financial Officer and Principal Accounting Officer

The registrant and each person whose signature appears below constitutes and appoints Bob Sasser and Kent A. Kleeberger named in this Registration statement, and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Macon F. Brock, Jr. Macon F. Brock, Jr.	Chairman; Director	June 30, 2005

/s/ Bob Sasser Bob Sasser	Director, President and Chief Executive Officer (principal executive officer)	June 30, 2005

/s/ John F. Megrue John F. Megrue	Director	June 30, 2005

/s/ J. Douglas Perry J. Douglas Perry	Chairman Emeritus; Director	June 30, 2005

/s/ H. Ray Compton H. Ray Compton	Director	June 30, 2005

/s/ Kent A. Kleeberger Kent A. Kleeberger	Chief Financial Officer (principal financial and accounting officer)	June 30, 2005

/s/ Richard G. Lesser Richard G. Lesser	Director	June 30, 2005

/s/ Thomas A. Saunders, III Thomas A. Saunders, III	Director	June 30, 2005

/s/ Eileen R. Scott Eileen R. Scott	Director	June 30, 2005

/s/ Thomas E. Whiddon Thomas E. Whiddon	Director	June 30, 2005

/s/ Alan L. Wurtzel Alan L. Wurtzel	Director	June 30, 2005

INDEX TO EXHIBITS

NUMBER	DESCRIPTION

*4.1	Third Restated Articles of Incorporation, as amended (See to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1996, which is incorporated herein by this reference).

*4.2	Second Restated Bylaws of the Company (Exhibit 3.2 to the Company’s Registration Statement on Form S-1, No. 33-88502, as amended, initially filed with the Commission on January 13, 1995 (1995 Registration Statement), which is incorporated herein by this reference

*4.3	Form of Common Stock Certificate (See Exhibit 4.5 to the Company’s 1995 Registration Statement, which is incorporated herein by this reference).

*4.4	Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan (See Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 2005, which is incorporated herein by this reference).

**5.1	Opinion of Williams Mullen Hofheimer Nusbaum, regarding legality of shares being issued (filed herewith)

**23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

**23.2	Consent of Counsel (See Exhibit 5.1).

**24.1	Power of Attorney (See Signature Page).

*	Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**	Filed herewith